Braden Richter

November 15, 2012

Chairman of the Board of Directors
Luxeyard, Inc.
c/o Danny Sheena, Esq.
2500 W. Loop South
Suite 518
Houston, TX 77027

Please be advised that effective October 23, 2012, the date I was unlawfully terminated as an employee of Luxeyard, Inc., I resigned as a member of Luxeyard's Board of Directors.

Sincerely,

Braden Richter